Exhibit 99.2

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

IN RE REVOLUTION LIGHTING TECHNOLOGIES, INC. DERIVATIVE ACTION,	Lead Case No. 1:19-cv-03913
This Document Relates To: ALL ACTIONS

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT

OF STOCKHOLDER DERIVATIVE ACTIONS

TO:	ALL CURRENT RECORD OR BENEFICIAL OWNERS OF REVOLUTION LIGHTING TECHNOLOGIES, INC. SECURITIES AS OF JANUARY 30, 2020:

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. IT CONTAINS IMPORTANT INFORMATION ABOUT YOUR LEGAL RIGHTS. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTIONS (THE “ACTIONS”), AND CLAIMS ASSERTED ON BEHALF OF REVOLUTION LIGHTING TECHNOLOGIES, INC. (“REVOLUTION” OR THE “COMPANY”).

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTIONS, STOCKHOLDERS OF REVOLUTION WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

THESE ACTIONS ARE NOT CLASS ACTIONS. THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

PURPOSE OF THIS NOTICE

This Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions (the “Notice”) is provided to Revolution stockholders pursuant to an order of the United States District Court for the Southern District of New York (the “Court”). This is not a solicitation from a lawyer. The Court has not determined the merits of Plaintiffs’ claims or Defendants’ defenses. By this Notice, the Court does not express any opinion as to the merits of any claim or defense asserted by any party in the Actions.

The purpose of this Notice is to advise you that, pursuant to the Court’s Preliminary Approval Order,1 a hearing will be held on August 11, 2020, at 11:30 a.m., before the Honorable J. Paul Oetken or such other judge as may be sitting in his place and stead, at the Thurgood Marshall United States Courthouse, 40 Foley Square, New York, NY 10007 (or at such a date and time as the Court may direct without further notice) (the “Settlement Hearing”) to determine: (i) whether the terms of a proposed settlement (the “Settlement”) of the derivative actions described below is fair, reasonable, adequate, and in the best interests of Revolution; (ii) whether this Notice fully satisfies the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and due process; (iii) whether the Final Order and Judgment should be entered dismissing the above-captioned matter with prejudice, releasing the Released Persons from the Released Claims; (iv) whether the amount of attorneys’ fees and expenses to be awarded to Derivative Plaintiffs’ Counsel is fair and reasonable; and (v) any other matters that come before the Court. You have an opportunity to be heard at this hearing.

The Court may adjourn the Settlement Hearing by oral or other announcement at such hearing or make any other adjournment without further notice of any kind. The Court may approve the Settlement with or without modification, enter the Final Order and Judgment, and order the payment of the Fee and Expense Award without further notice of any kind.

The terms and conditions of the proposed Settlement are summarized in this Notice and set forth in full in the Stipulation.

[1]

The capitalized terms used in this Notice and not otherwise defined herein shall have the same meaning as in the Stipulation of Settlement (the “Stipulation”) dated January 30, 2020, which is available on the website of Revolution at https://ir.rvlti.com/.

I.	BACKGROUND OF THE DERIVATIVE ACTIONS

A.	Filing of the Derivative Actions

Revolution designs, manufactures, markets, and sells light-emitting diode (“LED”) lighting solutions for various usages to industrial, commercial, and government markets. Plaintiffs allege that from 2014 through 2018, the Company improperly recorded its revenue using the bill-and- hold method of revenue accounting. In August 2018, Revolution disclosed that the Company had identified certain deficiencies in its revenue recognition patterns, which Plaintiffs allege were later revealed to have rendered the Company’s previously issued financial statements incorrect and resulted in excessive inventory. Specifically, Revolution concluded that the timing of this revenue recognition was incorrect, such that its annual reported revenue should have been less in 2014 to 2016 by, respectively, about $5 million, $7 million, and $5 million, and its revenue should have been more in 2017 and the first half of 218 by about, respectively, $11 million and $3 million. By October 2018, the SEC was investigating Revolution’s revenue recognition practices for its financial statements covering 2014 through the second quarter of 2018. . Due to the alleged deficiencies related to its internal controls, Revolution was unable to timely file its periodic reports with the SEC, and on May 8, 2019, the Company disclosed that its common stock was at risk of delisting from the NASDAQ for failure to file its annual report for the fiscal year ended December 31, 2018 and its quarterly report for the fiscal quarter ended September 30, 2018.

The Actions allege that certain current and former directors and certain former executive officers of Revolution breached their fiduciary duties and violated Section 10(b) of the Exchange Act of 1934 and SEC Rule 10b-5 in connection with public statements made between March 14, 2014 and November 14, 2018 regarding the Company’s recognition of revenue and internal controls over financial reporting.

i.	The New York Action

On May 1, 2019, plaintiffs Russell Hopewell and Craig Holman filed a shareholder derivative action in this Court on behalf of Revolution, asserting claims including breach of fiduciary duty, waste, gross mismanagement, and violations of Section 10(b) of the Exchange Act of 1934 and SEC Rule 10b-5. On May 8, 2019, plaintiff George Assad filed a second derivative action in this Court. On June 10, 2019, the Court consolidated the two derivative actions pending in the Southern District of New York. On August 9, 2019, the Court stayed the New York Action pending a scheduled mediation between the Settling Parties.

ii.	The Connecticut Actions

On April 26, 2019, plaintiff Bill Jenkins filed a shareholder derivative action in the United States District Court for the District of Connecticut (the “Connecticut Court”) on behalf of Revolution, asserting claims including breach of fiduciary duty, unjust enrichment, abuse of control, and gross mismanagement. On May 10, 2019, plaintiff Ronald Persin filed a second derivative action in the Connecticut Court, alleging substantially similar claims as the Jenkins Action as well as claims against certain Individual Defendants for violations of Section 14(a). On May 13, 2019, plaintiff Betsy Wages filed a third derivative action in the Connecticut Court, and on June 3, 2019, plaintiffs Dale Barton, Robert Flos, and Giovanni Vecchiato filed a fourth derivative action in the Connecticut Court. On June 28, 2019, the Connecticut Court consolidated the four derivative actions pending in the District of Connecticut under the caption, Jenkins, et al. v. LaPenta, et al., Case No. 19-cv-621. Case No. 19-cv-621, Dkt. 21. On August 13, 2019, the Connecticut Court stayed the Connecticut Action pending a scheduled mediation between the Settling Parties.

B.	The Settlement Negotiations

Beginning in July 2019, counsel for the Settling Parties engaged in extensive efforts to reach a “global resolution” of the Actions. On October 17, 2019, the Settling Parties conducted a mediation session with an experienced mediator, Jed Melnick, Esq. of JAMS. The mediation proved successful as the Settling Parties agreed in principle to resolve the Actions, subject to documentation and execution of a final settlement agreement.

Over the following several weeks, the Settling Parties engaged in further extensive efforts regarding the terms of the final settlement agreement. On January 30, 2020, the Settling Parties signed and entered into the Stipulation.

II.	SUMMARY OF THE SETTLEMENT TERMS

The terms and conditions of the proposed Settlement are set forth fully in Exhibit A (the “Reforms”) of the Stipulation. The following is only a summary of its terms.

Revolution will institute and maintain a host of corporate governance reforms including: devotion of necessary resources to file necessary periodic reports with the SEC to regain compliance with NASDAQ listing requirements, if the Board concludes being listed on a national exchange is in the best interests of shareholders; institution of controls regarding inventory and revenue recorded using bill and hold revenue accounting; development of a Corporate Compliance Committee to oversee and respond to compliance and regulatory risks facing the Company; creation of a Corporate Compliance Officer to oversee Revolution’s ethics and compliance program and to assist the Board and its Audit Committee in fulfilling their oversight duties; adherence by the Audit Committee to certain duties with respect to accounting and ethics; retention of an independent consultant to conduct an annual materiality/risk analysis if the Company remains public; notification of the Company’s whistleblower policies to its employees; enhanced review of related party transactions; adherence by the Board’s Nominating and Governance Committee to certain duties and responsibilities with respect to Board composition and governance practices; adherence by the Board’s Compensation Committee to review incentives for risk-taking, among other things; periodic reporting by the Company’s Chief Financial Officer (or his/her designee); and, institution of annual employee training regarding the Company’s Code of Conduct and compliance. Furthermore, if the Company remains public, Revolution will adopt certain reforms regarding the composition and practices of its Board, with respect to director independence, attendance of annual meetings, and review of shareholder proposals.

These reforms shall go into effect within 60 days of issuance of a final order approving the settlement of the Actions by the Court and remain in effect for no less than five (5) years from the Effective Date of the Settlement. Moreover, Revolution acknowledges and agrees that the Reforms confer a substantial benefit on the Company and its shareholders.

III.	RELEASE AND DISMISSAL

The Settlement calls for the Releasing Parties, including Plaintiffs (on behalf of themselves, all Current Revolution Stockholders and, derivatively, on behalf of Revolution), their Related Persons, and anyone making claims through or on behalf of any of them, to release any and all of the Released Claims against each and all of the Released Persons, as defined in the Stipulation. The term “Released Claims” shall collectively mean, all claims (including Unknown Claims), demands, debts, losses, damages, duties, rights, disputes, actions, causes of action, liabilities, obligations, judgments, suits, matters, controversies, proceedings, or issues, of any kind, nature, character, or description whatsoever (and including, but not limited to, any claims for damages, whether compensatory, consequential, special, punitive, exemplary, or otherwise, and any and all fees, costs, interest, expenses, or charges), whether known or unknown, contingent or absolute, suspected or unsuspected, foreseen or unforeseen, disclosed or undisclosed, concealed- or hidden; apparent or not apparent, accrued or unaccrued, matured or unmatured, liquidated or not liquidated, asserted or unasserted, at law or in equity, that have been asserted, could have been asserted, or in the future could be asserted by Plaintiffs, Revolution, and/or any Revolution stockholder derivatively on behalf of Revolution against any Released Persons in the Actions or in any other court, tribunal, forum or proceeding (including, but not limited to, any claims arising under U.S. federal, state or local law, foreign law, common law, statutory law, administrative law, rule, regulation, or at equity), relating to alleged fraud, breach of any duty (including, but not limited to, breaches of fiduciary duties, breaches of the duty of care, or breaches of the duty of loyalty), negligence or gross negligence, mismanagement or gross mismanagement, corporate waste, abuse of control, unjust enrichment, disgorgement, recoupment, contribution or indemnification, violations of the federal securities laws, or otherwise, whether individual, class, direct, derivative, representative, legal, equitable or any other type, or in any other capacity, that are based upon, arising from, or related to: (i) the claims, facts, transactions, events, occurrences, acts, disclosures, statements, omissions or failures to act, or any other circumstances, which were alleged or referred to in the Actions; (ii) any of the Company’s public disclosures or filings with the SEC up to the Effective Date of the Settlement; (iii) any compensation, pay, bonus, severance, or benefits received by any Released Person, as relating to or in connection with any allegations made in the Actions; and/or (iv) the settlement of the Actions and the reasonable attorneys’ fees, costs, and expenses incurred in defense thereof.

Excluded from the term Released Claims are all claims, rights, or causes of action or liabilities whatsoever related to the enforcement of the Settlement, including, without limitation, any of the terms of the Stipulation or orders or judgments issued by the courts in connection with this Settlement.

Should the Court approve the Settlement and enter the Final Order and Judgment in the above-captioned matter, all of Plaintiffs’ Released Claims against the Defendants shall be dismissed with prejudice and the Released Persons shall be released from the Released Claims.

IV.	PLAINTIFFS COUNSEL’S POSITION CONCERNING SETTLEMENT

Plaintiffs’ Counsel believe that the claims asserted in the Actions have substantial merit yet support settling the Actions because they believe that a settlement of the Actions on the terms provided for in the Stipulation is fair, reasonable, and adequate and provides substantial benefits to the Company and its stockholders based upon the terms and procedures outlined therein (and summarized herein).

Plaintiffs’ Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs’ Counsel are also mindful of the inherent problems of proof and the possible defenses to the claims alleged in the Actions.

V.	DEFENDANTS’ POSITION CONCERNING SETTLEMENT

The Individual Defendants have denied, and continue to deny, each and every claim and contention alleged by Plaintiffs in the Actions and affirm that they have acted properly, lawfully, and in full accord with their fiduciary duties, at all times. Further, the Individual Defendants have denied expressly, and continue to deny, all allegations of wrongdoing, fault, liability, or damage against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Actions and deny that they have ever committed or attempted to commit any violations of law, any breach of fiduciary duty owed to Revolution or its stockholders, or any wrongdoing whatsoever. Had the terms of this Stipulation not been reached, the Individual Defendants would have continued to contest vigorously Plaintiffs’ allegations, and the Individual Defendants maintain that they had and have meritorious defenses to all claims alleged in the

Actions. Without admitting the validity of any of the claims that Plaintiffs have asserted in the Actions, or any liability with respect thereto, Defendants have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth herein. Defendants are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, and expense of further litigation of the Actions. Neither this Stipulation, nor any of its terms or provisions, nor any act performed or document executed pursuant to or in furtherance of the Settlement: (a) is, may be construed as, or may be used as an admission of, or evidence of, the truth or validity of any of the Released Claims, of any claims or allegations made in the Actions, or of any purported acts or omissions by the Defendants; (b) is, may be construed as, or may be used as an admission of, or evidence of, any fault, omission, negligence, or wrongdoing by the Defendants, or any concession of liability whatsoever; or (c) is, may be construed as, or may be used as an admission of, or evidence of, a concession by any Defendant of any infirmity in the defenses that Defendants asserted or could have asserted in these Actions or otherwise.

VI.	PLAINTIFFS’ COUNSEL’S ATTORNEYS’ FEES AND EXPENSE AWARD

Plaintiffs’ Counsel have asked the Court to approve an agreed-to award of attorneys’ fees and expenses that have been incurred or will be incurred in connection with the Actions in the amount of $583,333.33 (the “Fee and Expense Award”), to be paid by Revolution’s insurer, as appropriate consideration for the substantial benefits conferred upon Revolution as a result of the prosecution and settlement of the Actions.

VII.	THE RIGHT TO BE HEARD AT THE SETTLEMENT HEARING

Any Current Revolution Stockholder may appear at the Settlement Hearing and show cause, if he, she, or it has any reason why the Settlement of the Actions embodied in the Stipulation should not be approved as fair, reasonable, and adequate, or why the Final Order and Judgment should or should not be entered, or why the Fee and Expense Award should not be awarded (an “Objection”). Stockholders cannot ask the Court to order a different settlement; the Court can only approve or reject the settlement.

To object, the stockholder must: (a) file a written Objection stating name, legal address and telephone number, the case name and number (In Re Revolution Lighting Technologies, Inc. Derivative Action, Case No. 1:19-cv-03913) and stating all reasons for the Objection; (b) give proof of current ownership of Revolution common stock, including the number of shares and documentary evidence of when such stock ownership was acquired; (c) clearly identify any and all evidence that would be presented at the Settlement Hearing in connection with such Objection, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony; and (d) identify any case, by name, court, and docket number, in which the objector or his, her, or its attorney, if any, has objected to a settlement in the last three years. Any written Objection shall be filed with the Clerk of the Court at least 21 calendar days prior to the Settlement Hearing, at the below address:

CLERK OF COURT

United States Courthouse

40 Foley Square

New York, NY 10007

Any Current Revolution Stockholder wishing to be heard at the Settlement Hearing is required to include a notice of intention to appear at the Settlement Hearing together with his, her, or its written Objection. A Current Revolution Stockholder who fails to file a written Objection may be excused by the Court for good cause and appear at the Settlement Hearing. Unless the Court otherwise directs, any Current Revolution Stockholder who does not make his, her, or its Objection in the manner provided in the preceding paragraph of this Notice shall be deemed to have waived such objection, shall be bound by the Final Order and Judgment, and shall forever be foreclosed from (a) making any objections to the fairness, adequacy, or reasonableness of the Settlement, or (b) making any objections to the fairness and reasonableness of the Fee and Expense Award.

VIII.	CONDITIONS FOR SETTLEMENT

The Settlement is conditioned on the occurrence of certain events described in the Stipulation, including entry of the Final Order and Judgment by the Court. If, for any reason, any one of the conditions described in the Stipulation is not met and the entry of the Final Order and Judgment does not occur, the Stipulation might be terminated and, if terminated, will become null and void and the parties to the Stipulation will be restored to their respective positions as of January 30, 2020.

IX.	EXAMINATION OF PAPERS AND INQUIRIES

This notice summarizes the proposed settlement. For the precise terms and conditions of the Settlement, please see the settlement agreement available on Revolution’s website at https://ir.rvlti.com/, by contacting Plaintiffs’ Counsel at (212) 935-7400, by accessing the Court docket in this case, for a fee, through the Court’s Public Access to Court Electronic Records (PACER) system at https://ecf.nysd.uscourts.gov/, or by visiting the office of the Clerk of the Court for the United States District Court for the Southern District of New York, 40 Foley Square, New York, NY 10007, between 9:00 a.m. and 4:00 p.m., Monday through Friday, excluding Court holidays.

Any other inquiries regarding the Settlement or the Actions should be addressed in writing to the following:

Counsel for Plaintiffs	Counsel for Defendants

Matthew M. Houston	William H. Paine
Glancy Prongay & Murray, LLP	Wilmer Cutler Pickering Hale
712 Fifth Avenue	and Dorr LLP
New York, NY 10019	60 State Street
Boston, Massachusetts 02109

PLEASE DO NOT TELEPHONE THE COURT, COURT CLERK’S OFFICE, OR ANY

REPRESENTATIVE OF REVOLUTION REGARDING THIS NOTICE